Exhibit 23.1


       CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Intel Puerto Rico Retirement Savings Plan of our report dated January 15, 1996 with respect to the consolidated financial statements of Intel Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 30, 1995, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.




                                             /s/ERNST & YOUNG LLP


San Jose, California

January 31, 1997